                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


           Renaissance Worldwide, Inc. (formerly The Registry, Inc.)
               (Name of Registrant as Specified in Its Charter)

                                      N/A
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 9-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offset fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                          RENAISSANCE WORLDWIDE, INC.
                               189 Wells Avenue
                          Newton, Massachusetts 02459

                                April 20, 1999

To Our Stockholders:

   We cordially invite you to attend our 1999 annual meeting of stockholders, which will be held on May 27, 1999 at the offices of Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts at 10:00 a.m. (Boston time).

   At this meeting you are being asked to elect two Class I directors to serve for a three-year term.

   Please read the proxy statement, which describes the nominees for the Board of Directors. When you have finished reading the statement, please promptly mark, sign, and return your proxy card in the enclosed envelope to ensure that your shares will be represented.

   We hope that many of you will be able to attend the meeting in person. I look forward to seeing you there.

                                        Sincerely yours,
                                        /s/ G. Drew Carey
                                        G. DREW CONWAY
                                        President and Chief Executive Officer

                          RENAISSANCE WORLDWIDE, INC.
                                189 Wells Avenue
                          Newton, Massachusetts 02459

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 27, 1999

   Notice is hereby given that the Annual Meeting of Stockholders of Renaissance Worldwide, Inc. (the "Company") will be held at the offices of Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts at 10:00 a.m. (Eastern Standard Time), on Thursday, May 27, 1999 for the following purposes:

 1.To elect two Class I directors;

 2.To transact any other business that may properly come before the meeting or any at any adjournment.

   Stockholders of record at the close of business on April 2, 1999 are entitled to notice of and to vote at the meeting.

   If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                                             By Order of the Board of Directors

                                             /s/ Richard L. Bugley
                                             ---------------------
                                             RICHARD L. BUGLEY
                                             Clerk

Newton, Massachusetts
April 21, 1999

   IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                          RENAISSANCE WORLDWIDE, INC.
                               ----------------
                         Annual Meeting of Stockholders
                                  May 28, 1998

                               ----------------
                                PROXY STATEMENT

   The Board of Directors of Renaissance Worldwide, Inc. is delivering these proxy materials in connection with the solicitation of proxies to be voted at our 1999 Annual Meeting of Stockholders and at any adjournment or postponement.

   You are invited to attend the meeting, which will be held on May 27, 1999, beginning at 10:00 a.m. at the offices of Ropes & Gray, One International Place, Boston, Massachusetts.

   This Proxy Statement, form of proxy and the Company's 1998 annual report are being mailed starting April 22, 1999.

Shareholders Entitled to Vote

   Holders of record of Renaissance common stock at the close of business on April 2, 1999 are entitled to receive this notice and to vote their shares at the meeting. On that date, there were 56,240,319 shares of common stock outstanding. Each share is entitled to one vote on each matter properly brought before the meeting.

Proxies

   Your vote is important. Stockholders of record may vote their proxies by mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

   Proxies may be revoked at any time before they are exercised by (1) written notice to the Clerk, (2) timely delivery of a valid, later-dated proxy or
(3) voting by ballot at the meeting.

Voting at the Annual Meeting

   Voting by mail will in no way limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

   All shares that have been properly voted and not revoked will be voted at the meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, your shares will be voted as recommended by the Board of Directors.

Voting on Other Matters

   If any other matters are properly presented at the meeting for consideration, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we did not know of any other matter to be raised at the meeting.

Required Vote

   The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange applicable to member firms, brokers will have discretionary authority to vote shares held in their name for the election of directors even if they do not receive instructions from the beneficial owners.

   The two nominees receiving the most votes will be elected as Class I Directors. Abstentions and broker "non-votes" are not counted for purposes of the election of directors and will have no effect on the outcome.

Cost of Proxy Solicitation

   We will pay the expenses of soliciting proxies. Our directors, officers or employees may solicit proxies in person or by telephone, electronic transmission, facsimile transmission or by telegram. We will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

                               Proposal Number 1

                       ELECTION OF TWO CLASS I DIRECTORS

   Our Board of Directors is divided into three classes, as nearly equal in number as possible, so that each class will serve for three years, with one class of directors being elected each year.

   The first nominee is Robert P. Badavas, currently designated as a Class I director, whose term expires at the meeting. If elected, he would serve for a term of three years expiring at the 2002 Annual Meeting and until his successor is elected. We expect that Mr. Badavas will be able to serve, but if he is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

   Robert P. Badavas became a director of Renaissance in May 1996. Mr. Badavas has been President and Chief Executive Officer of Cerulean Technology, Inc., a provider of mobile information systems applications, since December 1995. From October 1986 through October 1995, Mr. Badavas was employed by Chipcom Corporation, a manufacturer of computer networking intelligent switching systems, where he served as Senior Vice President, Finance, from July 1994 to October 1995, Vice President, Finance, from October 1986 to July 1994 and Chief Financial Officer and Treasurer from October 1986 to October 1995. Mr. Badavas is 46 years old.

   The second nominee is Terry L. Hunter, currently designated as a Class I director, whose term expires at the meeting. If elected, he would serve for a term of three years expiring at the 2002 Annual Meeting and until his successor is elected. We expect that Mr. Hunter will be able to serve, but if he is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

   Terry L. Hunter became a director of Renaissance in April 1998. Mr. Hunter has served as President of our Enterprise Solutions Group since November of 1998 and as President, Chief Executive Officer and a Director of The Hunter Group, Inc. since its formation in 1983. Prior to founding The Hunter Group, Mr. Hunter consulted with various companies and software vendors on the design and development of human resources systems. Mr. Hunter is 52 years old.

   The persons named in the enclosed proxy intend to vote the proxy in favor of the election of Robert P. Badavas and Terry L. Hunter as a Class I directors, unless the proxy card indicates that authority to vote for his election is withheld.

Other Directors

   G. Drew Conway is the founder of Renaissance and has served as our President, Chief Executive Officer and Director since May 1986. From 1983 until 1986, Mr. Conway was a founder and principal of The Experts, a technical staffing company. Mr. Conway is 41 years old.

   Paul C. O'Brien, a Class II Director, became a director of Renaissance in April 1996. Mr. O'Brien is the President of The O'Brien Group, Inc., a consulting firm in the areas of community relations and external affairs that he founded in January 1995. Before founding The O'Brien Group, Mr. O'Brien was employed by New England Telephone and Telegraph Company, most recently as Chairman of the Board from 1993 to December 1994 and as President and Chief Executive Officer from 1988 to 1993. Mr. O'Brien is also a director of BankBoston Corp., Cambridge NeuroScience, Inc. and First Pacific Networks Inc and is Chairman of the Board of View Tech, Inc. Mr. O'Brien is 59 years old.

Board of Directors and Committees

   The Board of Directors held six meetings during the twelve months ended December 26, 1998. Each director attended at least 75% of the Board meetings held during this period. The Board of Directors currently has two standing committees, the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee or a committee performing similar functions.

   The Audit Committee and the Compensation Committee are composed of Messrs. Badavas and O'Brien. The Audit Committee held one meeting during the twelve months ended December 26, 1998. The Audit Committee has the responsibility of recommending to the Board of Directors the independent auditors that we will engage, reviewing with management and with the independent auditors our internal accounting procedures and controls and reviewing with the independent auditors the scope and results of their audit. The Compensation Committee held one meeting during the twelve months ended December 26, 1998. The Compensation Committee has the responsibility of providing recommendations to the Board regarding compensation matters and administering our stock option and stock purchase plans.

Director Compensation

   During 1998, outside directors, who are not Renaissance officers or employees, were paid an annual retainer of $12,000 for service on the Board. In addition, under our 1996 Eligible Directors' Stock Plan, each director who was not an officer, employee or consultant of Renaissance or one of our subsidiaries was granted, upon first being elected to the Board of Directors, an option to purchase 40,000 shares of common stock at an exercise price equal to the fair market value on the date of the grant.

   In May of 1998, the stockholders approved the 1998 Directors Stock Plan which provided that one half of future annual retainers will be paid in stock options having a fair value equal to one half of the retainer amount. Each outside director will also be entitled to elect to have all or any portion of the balance of the annual retainer paid in an equivalent value of stock options. In addition, outside directors will receive each year an option grant covering 2,500 shares with an exercise price equal to the fair market value of the common stock on the date of the award. Because Messrs. Badavas and O'Brien have been serving for approximately two years without receiving an annual equity award, each of them will receive an option to purchase 5,000 shares.

                   THE BOARD OF DIRECTORS RECOMMENDS ELECTION
                OF THE NOMINEES DESCRIBED IN PROPOSAL NUMBER 1.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information about the beneficial ownership of Renaissance common stock as of April 7, 1999 by (i) each person who is known to us to beneficially own more than 5% of the outstanding shares of common stock,
(ii) each of the Chief Executive Officer and the four other executive officers listed below in the Summary Compensation Table and each director of the Company, and (iii) all our executive officers and directors as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power over the shares of common stock listed as beneficially owned.


                                                     Shares    Percentage of
     Name of Directors, Named Executive           Beneficially  Outstanding
      Officers and 5% Stockholders                  Owned(1)      Shares
     ----------------------------------           ------------ -------------
     G. Drew Conway(2)(3)                          14,251,490      25.4%
     Robert P. Badavas(4)                              40,000         *
     Paul C. O'Brien(4)                                50,000         *
     Terry L. Hunter                                5,972,580      10.6%
     Christopher B. Egizi(5)                           79,100         *
     Mark W. Biscoe(6)                                 66,474         *
     Mark R. Bruneau                                  150,000         *
     T. Rowe Price Associates, Inc.(7)              5,049,200       9.0%
     Massachusetts Financial Services Company(8)    4,401,485       7.8%
     All directors and executive officers as a
      group (9 persons)                            20,689,746      36.7%

------------
*  Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for determining the share ownership and percentage of the person holding such options, but are not deemed outstanding for determining the percentage of any other person.

(2) Mr. Conway's address is c/o Renaissance Worldwide, 189 Wells Avenue, Newton, MA 02459.

(3) Includes (i) 25,790 shares of common stock held by trusts for the benefit of Mr. Conway's children for which Mr. Conway serves as trustee, as to which Mr. Conway disclaims beneficial ownership and (ii) 168,000 shares of common stock held by the Conway Family Foundation, Inc. as to which Mr. Conway disclaims beneficial ownership.

(4) Includes 30,000 shares of common stock issuable upon the exercise of options currently exercisable or exercisable with 60 days.

(5) Includes 72,000 shares of common stock issuable upon the exercise of options currently exercisable or exercisable with 60 days.

(6) Includes 52,000 shares of common stock issuable upon the exercise of options currently exercisable or exercisable with 60 days.

(7) The information reported is based on a Schedule 13G, dated February 10, 1999, filed with the Commission by T. Rowe Price Associates, Inc.
    ("T. Rowe"). T. Rowe is a registered investment advisor, in which capacity it has sole voting power with respect to 756,500 shares and sole dispositive power with respect to 5,049,200 shares. T. Rowe's address is 100 E. Pratt Street, Baltimore, MD 21202.

(8) The information reported is based on a Schedule 13G, dated February 11, 1999, filed with the Commission by Massachusetts Financial Services Company ("MFS"). MFS is a registered investment advisor, in which capacity it has sole voting power with respect to 4,351,485 shares and sole dispositive power with respect to 4,401,485 shares. MFS' address is 500 Boylston Street, Boston, MA 02116.

EXECUTIVE COMPENSATION

   The following table sets forth information regarding all compensation awarded to, earned by or paid to by our President and Chief Executive Officer and each of our four most highly paid executive officers during 1998, who we refer to as the named executive officers, during fiscal 1996, 1997 and 1998 and the six months ended December 27, 1997:

                         Summary Compensation Table(1)


                                                                 Long-Term
                                                                Compensation
                                                 Annual         ------------
                                            Compensation(2)      Securities
Name and Principal                         ------------------    Underlying
position                      Year         Salary($) Bonus($)     Options
------------------      -----------------  --------- --------   ------------
G. Drew Conway                       1998  $133,585      --         --
 President and Chief     Six month period
 Executive Officer         ended 12/27/97   192,300      --         --
                                     1997   402,292      --         --
                                     1996   520,000      --         --
----------------------------------------------------------------------------
Terry L. Hunter                      1998   330,000  198,000        --
 President, Enterprise   Six month period
 Solutions Group           ended 12/27/97   162,708   37,806
                                     1997   288,750   37,806        --
                                     1996   225,000      --         --
----------------------------------------------------------------------------
Christopher B. Egizi                 1998   203,800  290,012        --
 Co-President, IT        Six month period
 Consulting Services       ended 12/27/97    98,800  100,000        --
 Group                               1997   197,600   10,000     50,000
                                     1996   197,600   80,000    120,000
----------------------------------------------------------------------------
Mark W. Biscoe                       1998   106,000  289,538        --
 Co-President, IT        Six month period
 Consulting Services       ended 12/27/97    52,000  174,875     10,000
 Group                               1997   104,000  165,527     50,000
                                     1996    94,145  167,867    100,000
----------------------------------------------------------------------------
Mark R. Bruneau                      1998   388,523      --         --
 President, Business     Six month period
 Strategy Group(3)(4)      ended 12/27/97   175,000   25,000        --
                                     1997   149,167  698,692        --

------------
(1) The periods in the table are for the fiscal year ended December 26, 1998, for the six month period ended December 27, 1997, for the fiscal year ended the last Saturday in June 1997 and for the fiscal year ended the last Saturday in June 1996.

(2) Annual compensation amounts do not include the dollar value of perquisites and other personal benefits which did not exceed the lesser of $50,000 or 10% of salary and bonus for any named executive officer.

(3) In fiscal 1997, Mark Bruneau received a performance bonus of $698,692 for services performed on behalf of C.M. Management Systems, Ltd., Inc. in 1996. C.M. Management Systems Ltd., Inc. was acquired by Renaissance Solutions, Inc. in February of 1997.

(4) Mr. Bruneau commenced employment with the company on February 13, 1997 subsequent to the C.M. Management Systems Ltd. Inc. acquisition.

Employment Agreements

   In connection with our initial public offering, we entered into an employment agreement (the "Employment Agreement") with Mr. Conway under which we employ Mr. Conway as our President and Chief Executive Officer. The Employment Agreement has a term of four years and an annual base salary of $400,000, $425,000, $475,000 and $525,000 in the first through fourth years of the term. Mr. Conway is also eligible for a bonus based on performance criteria pre-established by the Compensation Committee for each year and subject to a maximum limitation of $160,000 in the first year. The Employment Agreement provides that if we terminate Mr. Conway's employment without "cause" (as defined in the agreement) or if Mr. Conway terminates his employment for "good reason" (as defined in the agreement), we will pay Mr. Conway severance equal to two years of base compensation plus a portion of the bonus paid or payable with respect to the immediately preceding full employment year based on days of service in the year of termination. In addition, if Mr. Conway's employment is terminated at the end of the term of the Employment Agreement, he will be entitled to severance equal to one year of base compensation. The agreement also contains non-competition and non-solicitation covenants during the employment term and for a two-year period thereafter.

   In February of 1997, Renaissance Solutions, Inc. entered into an employment agreement with Mark Bruneau. The agreement has a term of four years and an annual base salary of $360,000. The employment agreement provides that if we terminate Mr. Bruneau's employment without "cause" as defined in the agreement, we will pay Mr. Bruneau severance equal to one year's base compensation. The agreement also contains non-competition and non-solicitation covenants during the employment term and for a one year period thereafter.

   During 1998, we made no grants of stock options or stock appreciation rights to any of the named executive officers.

   The following table sets forth information about option exercises during 1998 and the number and value of options held by each of the named executive officers on December 26, 1998.

              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                           Shares                 Options at Fiscal      In-the-Money Options at
                          Acquired                   Year-End(#)          Fiscal Year-End($)(1)
                             on      Realized ------------------------- -------------------------
     Name                Exercise(#) Value($) Exercisable Unexercisable Exercisable Unexercisable
     ----                ----------  -------- ----------- ------------- ----------- -------------
   G. Drew Conway             --         --        --           --           --           --
   Terry L. Hunter            --         --        --           --           --           --
   Mark W. Biscoe          30,000    659,425    42,000       88,000       14,064       18,752
   Christopher B. Egizi    20,000    459,530    62,000       88,000       24,378       22,502
   Mark R. Bruneau            --         --        --           --           --           --

------------
(1) Based upon the market price of $5.969 per share, which was the closing price per share of common stock on the Nasdaq National Market on December 24, 1998 less the option exercise price payable per share.

         Report of the Compensation Committee of the Board of Directors

   The following report of the Compensation Committee of the Board of Directors describes the compensation policies applicable to our executive officers, including the chief executive officer, with respect to compensation for 1998. The information in this report is considered "soliciting material" or "filed" with the SEC and it is not incorporated by reference into any of our future filings with the SEC.

 Compensation Philosophy

   Our philosophy in setting compensation policies for executive officers is to maximize stockholder value over time. The Compensation Committee establishes compensation policies that apply to the executive officers, including the president and chief executive officer, and evaluates the performance of these officers. The Compensation Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance, reduction in expenses, and increases in stockholder value. In this regard, the Compensation Committee has adopted the following guidelines for compensation decisions:

  . Provide a competitive total compensation package that enables us to attract and retain key executive talent.

  . Align all pay programs with our annual and long-term business strategies and objectives.

  . Provide variable compensation opportunities that are directly linked to our performance and that link executive reward to stockholder return.

   The Compensation Committee focuses primarily on the following three components in forming the total compensation package for its executive officers:

  .  Base Salary

  .  Annual Incentive Bonus

  .  Long-Term Incentives

 Base Salary

   The Committee intends to compensate our executive officers, including the president and chief executive officer and business unit presidents, competitively within the industry. In order to evaluate our competitive position in the industry, the Compensation Committee reviews and analyzes the compensation packages, including base salary levels, offered by other information technology, systems integration and management consulting companies, and other companies with which we compete. In addition, the Committee also subjectively evaluates the level of performance of each executive officer, including Mr. Conway, in order to determine current and future appropriate pay levels. Mr. Conway's base salary is established by his employment agreement that was entered into before our initial public offering.

   For our other executive officers, the Committee, in consultation with the president and chief executive officer, has established base salary ranges that it believes are competitive in the industry, linking a portion of these executives' total compensation to an annual bonus.

 Annual Incentive Bonus

   During 1998, certain of the executive officers of the Company received annual incentive bonuses that were determined by the Committee in consultation with the President and Chief Executive Officer. These bonuses were determined upon criteria applicable to the performance of the business units under the control of such executives. Mr. Conway has declined to be awarded a bonus for fiscal years 1996, 1997 and 1998.

 Long-Term Incentives

   The principal form of long-term incentive compensation is the grant of stock options. The Committee is responsible for determining the individuals to whom grants should be made, the timing of grants, the exercise price per share and the number of shares subject to each option. Other than stock options, the Committee made no other long-term performance awards during the last fiscal year. Stock option awards are granted based on individual and/or corporate performance as determined subjectively by the Committee. The Committee considers grants of options to executive officers during each fiscal year.

   Stock options provide our executive officers with the opportunity to share in the appreciation of the value of the stock. The Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The option vesting periods encourage key employees to continue their employment with us.

   All options to executive officers to date have been granted at the fair market value of our common stock on the date of the grant. The Committee considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry. No option grants were made to Mr. Conway or the named executive officers.

 Summary

   The Compensation Committee believes that its executive compensation philosophy of paying its executive officers well by means of competitive base salaries and annual bonus and long-term incentives, as described in this report, serves the interests of the Company and our stockholders.

COMPENSATION COMMITTEE
Robert P. Badavas
Paul C. O'Brien

                            Stock Performance Graph

   The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock during the period from its initial public offering (June 5, 1996) through December 26, 1998 with the cumulative total return on the Nasdaq stock index and the peer group index (the "Peer Group"). The comparison assumes $100 was invested on June 5, 1996 in Renaissance Worldwide, Inc.'s common stock and in each of such indices and assumes reinvestment of dividends, where applicable. The Peer Group used in previous years was composed of the following companies: Computer Horizons Corp.
(CHRZ), Sykes Enterprises, Incorporated (SYKE), On Assignment, Inc. (ASGN), Data Processing Resources Corporation (DPRC), Alternative Resources Corp.
(ALRC), SCB Computer Technology, Inc. (SCBI) and Whittman-Hart, Inc. (WHIT). In the current year Renaissance amended its Peer Group to reflect its expanded service offerings and current competitive marketplace. The Peer Group for comparison in the current year is composed of the following companies:
Cambridge Technology Partners (CATP), Ciber Inc. (CBR), Complete Business Solutions Inc. (CBSI), Computer Horizens Corporation (CHRZ), Computer Task Group Inc. (TSK), Data Processing Resources Corporation (DPRC), Metamor Worldwide Inc. (MMWW), and Technology Solutions Co. (TSCC).

                              [GRAPH APPEARS HERE]

                       June 5   June 29   December 28   June 28    December 27    June 27    December 26
                        1996      1996       1996        1997         1997         1998         1998
Renaissance Worldwide   100      172.12     279.41      258.82       255.88       242.71        70.24
Old Peer Group          100       91.14      82.69      100.32       109.27       110.32       108.41
New Peer Group          100      103.78     111.84      128.88       153.48       192.07       119.08
Broad Market            100       95.63     102.89      115.54       126.22       151.75       177.79

Compensation Committee Interlocks and Insider Participation

   Messrs. Badavas and O'Brien, neither of who is or was an executive officer or employee of Renaissance, served on the Compensation Committee during the twelve-month period ended December 26, 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than ten percent of our outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership. Officers, directors and greater-than-ten-percent stockholders must furnish us with copies of all Section 16(a) forms they file. In reviewing the various reports filed with respect to beneficial ownership it was discovered that Raymond G. Carlin filed four late reports. Three of the late reports reported acquisition of common stock and one late report was filed to report Mr. Carlin's beneficial ownership of common stock and options to purchase such common stock.

Certain Relationships and Related Transactions

   On September 19, 1995, we entered into four lease agreements, each with a term ending on September 30, 2010, with the 189 Wells Avenue Realty Trust for a total of approximately 18,800 square feet of office space located at 189 Wells Avenue, Newton, Massachusetts at an annual rent of approximately $357,000. During fiscal 1997 we expanded our rental space with the realty trust to 28,000 square feet at annual rent of approximately $500,000. Our executive offices are located in this space. Mr. Conway is the sole beneficiary of the realty trust. Management believes that the terms of each lease agreement are no less favorable to us than could be obtained in a transaction with an unrelated third party.

   During fiscal 1997, we entered into a contract with an entity controlled by Mr. Conway to use an airplane for corporate travel purposes. We pay for the usage on a per-flight-hour basis at a rate which management believes approximates market prices. Total amounts paid to this entity were approximately $367,000 during 1997 and approximately $291,000 during 1998.

   In connection with the acquisition of C.M. Management Systems Ltd., Inc. in February of 1997, the Company has made and will be required to make certain earnout payments to Mark Bruneau through February 2000 based upon the results of operations of the entity over the earnout period. Mr. Bruneau was a principal shareholder of C.M. Management Systems Ltd., Inc.

   Mr. O'Brien, one of our directors, is a director of BankBoston Corp. BankBoston, N.A., a subsidiary of BankBoston Corp., serves as our Transfer Agent and Registrar.

   We have adopted a policy that all material transactions between Renaissance and our officers, directors and other affiliates must (i) be approved by a majority of the Board of Directors, including a majority of the disinterested directors, and (ii) be on terms no less favorable to us than could be obtained from unaffiliated third parties.

                                 AUDIT MATTERS

   PricewaterhouseCoopers LLP has been selected to audit our financial statements for the fiscal year ending December 25, 1999, and to report the results of their examination.

   A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

   Any stockholder wishing to include a proposal in our proxy statement for the Annual Meeting of Stockholders in 2000 must submit it to us no later than November 24, 1999. Any stockholder wishing to make a proposal must notify our clerk of such intention at our principal executive offices no later than March 28, 2000 and no earlier than February 26, 2000.

                                 OTHER BUSINESS

   The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying notice of meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

                  FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

   A copy of our Annual Report to Stockholders accompanies this proxy statement. We filed our Form 10-K for the fiscal year ended December 26, 1998 with SEC on March 26, 1999.

RW152B                            DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                          RENAISSANCE WORLDWIDE, INC.

    Proxy Solicited on Behalf of the Board of Directors of the Company for
                  its Annual Meeting to be held May 27, 1999


    The undersigned appoints Leanne P. Imparato and Richard L. Bugley, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote all shares of Common Stock of Renaissance Worldwide, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held at the offices of Ropes & Gray, One International Place, 36th Floor, Boston, Massachusetts 02110 at 10:00 a.m. (local time), on Thursday, May 27, 1999, and at any adjournments thereof for the purposes set forth on the reverse side. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and authorizes such proxies or their substitutes to act on the following matters as specified by the undersigned, and authorizes such proxies to vote in such other matters that may properly come before the meeting in the discretion of the proxy so acting. All previously dated proxies given by the undersigned in respect to said meeting are hereby revoked.

 ---------------                                                 ---------------
   SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
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

RW152A                            DETACH HERE
--------------------------------------------------------------------------------

     Please mark
[X]  votes as in
     this sample

1.  Election of two Class I Directors

    Nominees:
                       FOR     WITHHELD

Robert P. Badavas      [_]       [_]

Terry L. Hunter        [_]       [_]



Signature:                       Date:
           --------------------        -----------



2.  To transact any other business that may
    properly come before the meeting or any
    other adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [_]

Note: Please sign exactly as name appears on this card and date. Where shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation, please sign in full corporate name and indicate the signer's office. If a partnership, sign in partnership name.


Signature:                       Date:
           --------------------        -----------